Sentry Petroleum Announces Annual Meeting Results

Denver (August 16, 2011) Sentry Petroleum Ltd (SPLM:OTCBB), (“Sentry” or the “Company”), a U.S. energy company with oil, gas and coal seam gas rights in Queensland, Australia is pleased to announce the results of three proposals voted on by Stockholders at the Company’s annual meeting held Monday August 15th.

Proposal 1 relating to election of directors – Stockholders elected all five board nominees to serve until next year’s annual meeting of stockholders. The individuals that were elected are Dr. Raj Rajeswaran, Mr. Alan Hart, Dr. Paul Boldy, Dr. John Kaldi and Mr. Arne Raabe.

Proposal 2 relating to approval of previously issued stock options – Stockholders approved the issuance of 2,825,000 stock options to certain management and directors.

Proposal 3 relating to ratification of independent registered public accountants – Stockholders ratified the selection of K.R. Margetson Ltd as Sentry’s independent auditors for the fiscal year ending February 28, 2012.

About Sentry Petroleum

Sentry Petroleum Ltd is an American energy company with 10,600 square miles of oil, gas and coal seam gas rights in Queensland, Australia. The company has identified over 50 separate oil, gas and coal seam gas targets and leads within its permit area. Sentry Petroleum’s strategy is to drill the prospects and leads and independently certify the results. The company will continue to leverage its strengths with a vision of becoming a premier independent oil and gas company positioned for merger or sale. For more information, please visit www.sentrypetroleum.com.

Contact:
Investor Relations 866.680.7649
ir@sentrypetroleum.com
www.SentryPetroleum.com

Or

Philippe Niemetz, PAN Consultants Ltd.

212-344-6464 or 800-477-7570

p.niemetz@panconsultants.com

Forward-Looking Statements:

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at http://www.sec.gov and http://www.sedar.com for further information.